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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NEXTERA ENTERPRISES, INC.

       Nextera Enterprises, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), hereby certifies as follows:

       ONE: The name of this Corporation is Nextera Enterprises, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 20, 1998. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 23, 1998.

       TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.

       THREE: The text of the Amended and Restated Certificate of Incorporation as heretofore in effect is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE ONE
                                      NAME

         The name of the corporation (hereinafter the "Corporation") is:

                            NEXTERA ENTERPRISES, INC.


                                   ARTICLE TWO
                                REGISTERED OFFICE

       The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.


                                  ARTICLE THREE
                                     PURPOSE

       The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law, by any other law or by this Second Amended and Restated Certificate of Incorporation, together with any powers incidental thereto as far as such powers



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and privileges are necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.


                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

       The total number of shares of capital stock which the Corporation shall have the authority to issue is 89,300,000 shares, consisting of three classes of capital stock:

              (a) 75,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock");

              (b) 4,300,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"); and

              (c) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").


                                  ARTICLE FIVE
                                  COMMON STOCK

       5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE, the rights and privileges of the Common Stock shall be identical, including, without limitation, the right to participate ratably in dividends and other distributions (including distributions upon liquidation, dissolution or other winding up of the Corporation), payable in cash, stock or property, except that in the case of dividends or distributions payable in shares of a class of Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class. In addition, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner. The Corporation may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock regardless of class. The rights of holders of Class A Common Stock and Class B Common Stock are subject to the rights of holders of shares of any series of Preferred Stock that the Corporation may designate and issue from time to time.

       5.2 Voting Rights. The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by Delaware law or as otherwise expressly specified in this Second Amended and Restated Certificate of Incorporation. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes. The Corporation, by action of its Board of Directors and the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote, may increase or decrease the number of authorized shares of Common Stock or Preferred Stock of the Corporation (but not below the number of shares of Common Stock or Preferred Stock, respectively, then outstanding) irrespective



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of the provisions of Section 242(b)(2) of the General Corporation Law; provided, however, that any increase or decrease the number of authorized shares of Class
B Common Stock shall in addition to the foregoing, require the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock, voting as a separate class.

       5.3 Conversion Rights.

              (a) Voluntary Conversion. Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation, or if any agent for the registration of transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock represented by such certificate or certificates, to the extent specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. If required by the Corporation, any certificate for shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by the holder of such shares or his or her duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation or the Transfer Agent, as applicable, and the certificate or certificates representing such shares shall have been surrendered (subject to receipt by the Corporation or the Transfer Agent, as applicable, within thirty
       (30) days thereafter of any required instruments of transfer as aforesaid), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (b) Automatic Conversion.

                     (i) Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock immediately prior to its sale, assignment, pledge, gift or other transfer (an "Assignment" or to "Assign"), other than (a) to a Controlled Affiliate of the transferor; or (b) pursuant to a Qualified Transfer (as defined below). For purposes of this Section 5.3(b), the term "Controlled Affiliate" shall mean, with respect to a transferor, any individual or entity that is controlled directly or indirectly (by ownership of voting securities, contract or otherwise) by such transferor. "Qualified Transfer" means (i) any transfer of shares of Class B Common Stock by will or pursuant to the laws of descent and distribution to any member or members of a stockholder's Family, (ii) any transfer of shares of Class B Common Stock by a stockholder to a domestic trust created for the sole benefit of one or more of the stockholder or any member or members of the stockholder's Family, (iii) any transfer of shares of Class B Common Stock from a trust



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       described in clause (ii) above to the stockholder (or former stockholder)
       who transferred shares of Class B Common Stock to such trust, (iv) any transfer to a domestic limited partnership or a domestic limited liability company if there are no partners or members of such limited partnership or limited liability company other than a stockholder and members of a stockholder's Family; (v) any transfer of Class B Common Stock from a limited partnership or limited liability company described in clause (iv) above to a stockholder (or former stockholder) who transferred Class B Common Stock to such limited partnership or limited liability company; and (vi) any transfer of shares of Class B Common
       Stock from one holder of Class B Common Stock to another holder of Class
       B Common Stock as of August 31, 1998. "Family" means a person's spouse, lineal descendants, parents, siblings, and lineal descendants of siblings. Any such relationship by legal adoption shall be included.

                     (ii) Upon any Assignment of Class B Common Stock by Knowledge Enterprises, Inc. ("KE"), other than to a Controlled Affiliate or pursuant to a Qualified Transfer, a proportionate amount of the Class B Common Stock held by the other holders of Class B Common Stock will also automatically convert into fully paid and non-assessable shares of Class A Common Stock. For example, if KE Assigns 25% of its Class B Common Stock to a third party who is not a Controlled Affiliate and not pursuant to a Qualified Transfer, then those shares of Class B Common Stock will automatically convert into Class A Common Stock on a one to one basis and 25% of the Class B Common Stock held by each other holder of Class B Common Stock will automatically convert into Class A Common Stock on a one to one basis.

                     (iii) In the event that a group comprised of one or more of Michael R. Milken, Lawrence J. Ellison or Lowell J. Milken ceases to control, directly or indirectly (through the ownership of voting securities, contract or otherwise), KE or any other Person that owns any or all of the shares of Class B Common Stock owned by KE on the date hereof, then all Class B Common Stock shall automatically convert into fully paid and non-assessable shares of Class A Common Stock.

              Notwithstanding the foregoing, any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a financial institution (the "Pledgee") pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the Pledgee, and, if the Pledgee forecloses or takes similar action, such pledged shares of Class B Common Stock shall be converted automatically into fully paid and non-assessable shares of Class A Common Stock immediately prior to such foreclosure or similar action.

              (c) Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate or certificates surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

              (d) Converted Shares. Any share of Class B Common Stock converted pursuant to this Article Five shall thereupon be retired and may not be reissued.

              (e) Class A Common Stock. The Class A Common Stock has no conversion rights.



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       5.4 Reservation. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

       5.5 Merger. Upon the merger or consolidation of the Corporation, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ to the extent that the Class A Common Stock and the Class B Common Stock differ as provided in this Second Amended and Restated Certificate of Incorporation.

       5.6 Liquidation. Upon any dissolution or liquidation of the Corporation, the holders of the Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.


                                   ARTICLE SIX
                                 PREFERRED STOCK

       Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law.

       Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any including, without limitation, dividend rights, conversion rights, redemption and sinking fund privileges, and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate of Incorporation.



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                                  ARTICLE SEVEN
                               BOARD OF DIRECTORS

       7.1 Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than thirteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

       7.2 Removal. No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

       7.3 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

       If the General Corporation Law is amended after approval by the stockholders of this ARTICLE SEVEN to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE EIGHT
                              CORPORATE GOVERNANCE

       The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

              1. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

              2. The stockholders may adopt, amend, alter, repeal or rescind the by-laws of the Corporation only with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

              3. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.



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              4. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the General Corporation Law, and may not be taken by written consent of stockholders without a meeting.

              5. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such series.


                                  ARTICLE NINE
                               STOCKHOLDER LOCK-UP

       Until the date that is 180 days after the date of the final prospectus relating to the Corporation's initial public offering of equity securities (the "Initial Public Offering"), each holder of shares of Common Stock, other than shares of Common Stock acquired in such Initial Public Offering, hereby:

              (a) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities in cash or otherwise), without the prior written consent of the lead managing underwriter of such Initial Public Offering;

              (b) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of the lead managing underwriter of such Initial Public Offering; and

              (c) authorizes the Corporation to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Corporation with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the holder is the record holder and, in the case of any shares or securities for which the holder if the beneficial but not the record holder, agrees to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

Notwithstanding the foregoing, the restrictions set forth in clauses (a), (b), and (c) above shall not apply to any Assignment to a Controlled Affiliate or any Qualified Transfer; provided that in connection with any such transfer the transferee agrees to be bound by the terms of the lock-up



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restrictions set forth in clauses (a), (b) and (c) above for the remainder of the 180 day period described above.


                                   ARTICLE TEN
                                    AMENDMENT

       The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE TEN."



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       The foregoing Second Amended and Restated Certificate of Incorporation
has been approved by the Board of Directors of the Corporation.

       The foregoing Second Amended and Restated Certificate of Incorporation has been approved by the outstanding shares of the Corporation in accordance with Section 242 and 245 of the Delaware General Corporation Law.

       IN WITNESS WHEREOF, the Second Amended and Restated Certificate of Incorporation has been has been executed by the undersigned duly authorized officer of the Corporation on this 15th day of June, 2000.




                                             /s/ Stanley E. Maron
                                        ------------------------------------
                                             Stanley E. Maron, Secretary